[This Document has been Translated from Chinese to English]

Supplemental Agreement to the Project Financing Agreement

This Supplemental Agreement (the “Agreement”) is made and entered into by and among the following parties on January 26, 2012.

(1)     Tianjin Cube Xindao Equity Investment Fund Partnership (LLP), Tianjin Cube Xinde Equity Investment Fund Partnership (LLP), Tianjin Cube Xinren Equity Investment Fund Partnership (LLP) and Tianjin Cube Xinyi Equity Investment Fund Partnership (LLP) (hereinafter referred to as “Cube” collectively), which are limited partnerships duly incorporated and legally existing under the laws of the People’s Republic of China (“PRC” or “China”).

(2)     Tsining Housing Development Co., Ltd. (the “Borrower” or “Tsining”), which is a limited liability company duly incorporated and legally existing under the laws of China, with its address at No. 9, Baqiao South Road, Baqiao District, Xi’an City.

(3)     Clever Advance Limited (the “Pledgor” or “Hong Kong Clever”), which is a limited liability company duly incorporated and legally existing under the laws of Hong Kong.

Whereas:

I.	With respect to the financing matters of Xi’an Baqiao A and Baqiao B Project (the “Financing”), each party has already jointly or respectively executed the Project Financing Agreement, the Financial Advisor Agreement, the Transaction Arrangement Agreement for the Xi’an Baqiao A and Baqiao B Project Financing, the Financial Regulatory Agreement and the supplementary agreements to the above-mentioned agreements (the “Financing Transaction Documents” collectively).

II.	After the execution of the Financing Transaction Documents, Cube disbursed the entrustment loan totaling RMB 200,000,000 (the “Entrustment Loan”) to Tsining via China Construction Bank Shaanxi Branch (the “Bank”). The Bank and the Borrower signed the Entrustment Loan Agreement (Jian Shan Ying Wei Dai No. (2011) 001－004).

III.	Tsining has not obtained the land use rights to Baqiao A and Baqiao B Project on time due to the fact that the government did not have available land quotas. After consultation between them, both Cube and Tsining intend to clarify and supplement to the specific usage terms of the Entrustment Loan.

IV.	The Entrustment Loan will expire on January 27, 2012, and the Tsining applies for a six-month renewal.

Accordingly, each party reaches the Supplemental Agreement as follows:

Article 1: The Use of the Entrusted Loan

1.1	According to the Transaction Arrangement Agreement for the Xi’an Baqiao A and Baqiao B Project Financing, Cube agreed that Tsining may purchase the equity interest of Shanxi Bihu Real Estate Development Co., Ltd using RMB 30,000,000 of the Entrusted Loan. Considering that Tsining has not purchased such equity interest, Tsining agrees to transfer back the RMB 30,000,000 mentioned above to the joint account held by Cube and Tsining no later than February 29, 2012, and use it in accordance with this Agreement, unless Cube otherwise agrees.

1.2	Provided that Tsining satisfies the terms and conditions of this Agreement, Cube agrees to use already disbursed Entrusted Loan for the Borrower’s “Xinqingfang” real estate project (“Xinqingfang Project”) which is located at No. 66 Huzhu Road, Xi’an in the following ways:

(1)	No more than RMB 150,000,000 of the Entrustment Loan shall be used in buying the state-owned land use right of Xinqingfang Project (“Project Land”). Specifically, no more than RMB 100,000,000 can be used to pay the trade margins in order to participate in the listing and auction of the Project Land, and upon receiving the confirmation letter, no more than RMB 50,000,000 can be used to pay the land assignment cost. However, Tsining promises to pay the excess using its own funds if the land assignment cost exceeds the amount mentioned above.

(2)	Tsining could use the remaining balance of the Entrustment Loan to fund the Xinqingfang Project or pay other upfront costs.

1.3	Concerning the usage of the money stipulated in Clause 1.2 (1) and (2), Cube and Tsining agree to put them in a jointly managed account that is monitored by the two parties before paying the money to any payee. The seals of the jointly managed account will be kept by the representatives appointed respectively by the two parties. If it is necessary to pay to someone from this account, the two seals controlled by Cube and Tsining must be used together. If the jointly managed account has an online banking payment function, Tsining must ensure that the payment from the jointly managed account be completed only after obtaining Cube’s authorization. In addition, concerning Tsining utilizing the capital in the Entrusted Loan, Cube will appoint relevant personnel for the purposes of an monitoringthe account. Cube will monitor the actual usage of the Entrusted Loan in accordance with the provisions stipulated in this Agreement, in order to ensure that the usage of the Entrusted Loan by the Tsining complies with provisions in this Agreement.

Article 2: The Guarantee of the Entrusted Loan

2.1	Besides the already existing guarantee measures for the Entrusted Loan, Tsining and its affiliated companies agree to provide the following guarantee measures to Cube:

(1)	Upon the signing of this Agreement, Tsining and its affiliated companies shall offer the following temporary security guarantees:

a)	Two (2) sets of commercial properties totaling 2,053.23 square meters owned by Tsining, which are located at “Xinxing Building” No. 88-89 Jianguo Road, Beilin District, Xi’an, shall be used as security guarantees for the Entrusted Loan;

b)	Twenty-five (25) residential properties totaling 1,579 square meters owned by Shaanxi Xinxing Construction Project Co., Ltd. (hereinafter referred to as “Xinxing Construction”), which are located at Junjingyuan I, No. 369 Jinhua North Road, Xincheng District, Xi’an, shall be used as security guarantees for the Entrusted Loan;

c)	Seven (7) factory buildings totaling 16,351.79 square meters owned by Xi’an Tianma Machinery Factory (hereinafter referred to as “Tianma Machinery Factory”), which are located at No. 66 Huzhu Road, Beilin District, Xi’an, shall be used as security guarantees for the Entrusted Loan.

(For an inventory of the above-mentioned mortgage properties, see Appendix A hereto. The properties are collectively referred to herein as the “Temporary Mortgages”).

For the aforementioned Temporary Mortgages, Tsining shall maintain insurance approved by Cube.

(2)	After the approval of the responsible local bureau of commerce, the parent company of Tsining, Hong Kong Clever, shall use 100% of the equity of Tsining held by it to offer a equity pledge guarantee for the Entrusted Loan, and shall complete the registration formalities for the equity pledge with the applicable industrial and commercial registration department, and Cube shall be the first-order pledgee.

Cube agrees that after the above-mentioned equity pledge is finished, the pledge of 100% of the equity of the Xi’an Disuo Trade and Business Co., Ltd. held by Xi’an Xinxing Property Management Co., Ltd. shall be lifted.

(3)	The other guarantors for the Entrusted Loan agree to use the guarantee measures offered by them previously to continue tendering a guarantee for the Entrusted Loan, and at this point, to offer a written confirmation to Cube (for a form of its contents, see Appendix B hereto) for confirmation.

(4)	Tsining agrees that within fifteen (15) business days from the day of obtaining the Xinqingfang Project land use right certificate, Tsining will use the Xinqingfang Project land use right and the construction in process (if applicable) as a security guarantee for the Entrusted Loan, and Cube (or the Bank) will be the first-order mortgagee of this security guarantee. Before this, Cube shall appoint personnel to be responsible for keeping the original of the Xinqingfang Project land use certificate. After going through the registration formalities for the above-mentioned mortgages for the Xinqingfang Project land, and if the mortgage rate of the Entrusted Loan (mortgage rate = assessed value of all the security guarantees for the Entrusted Loan approved by Cube ÷ remaining sum of the principal of the Entrusted Loan ×100%) is not less than 50%, Cube agrees that the registration for the Temporary Mortgages shall be lifted;

(5)	Tsining shall use all the present and future accounts receivable of Xinqingfang Project owned by Tsining to tender a guarantee to Cube.

2.2	The aforementioned guarantee measures stipulated in Clause 2.1(1) to (3) are the prerequisites for Tsining to use the Entrusted Loan in accordance with this Agreement. If registration is needed, unless otherwise consented to by Cube in writing, Tsining shall ensure that the mortgage or pledge must be registered under Cube or under the name of the Bank within fifteen (15) business days after the execution of this Agreement.

2.3	Since the “Changanjiyong (2000) No. 2” Collective Land Use Right Certificate (which contains an area of 1055.684 acres of land) held by Tsining’s subsidiary—Xi’an Suodi Trading Company could not be used in the mortgage registration by the registration authority at present, Cube agrees that the aforementioned collective land use right will not be used as mortgage guarantee for the Entrusted Loan.

Article 3: Undertakings of Tsining

3.1	Tsining agrees it will ensure that the land used for the project can be publicly sold by listing on 31st January, 2012 at the latest, and obtain the certificate for use of the land no later than 31st March, 2012.

3.2	Tsining promises to Cube that, with regard to the development and construction of Xinqingfang Project:

(1)	The progress of Xinqingfang Project and indexes of sales cash flow shall be in compliance with the indexes listed in the table below:

Development Indexes
By the end of February 2012	Obtain land transaction confirmation
By the end of March 2012	Obtain land certificate and mortgage the land to the entrusted loan lender
By the end of April 2012	Obtain land use planning permit
By the end of May 2012	Obtain construction project planning permit
By the end of June 2012	Obtain construction permit and pre-sale permit
Indexes of Sales Cash Inflow
By the end of June 2012	RMB 70 million
By the end of July 2012	RMB 150 million
By the end of August 2012	RMB 250 million

(2)	Starting February 2012, every month RMB 10 million shall be extracted from the sales revenue of Junjingyuan Third Phase or other income recognized by Tsining other than the Xinqingfang Project to repay Cube the principal on the loan until the principal of the loan and interests are fully paid.

If the index of cash flow generated by any phase of Xinqingfang Project is not met, Tsining shall make up the difference with other income, and transfer them into the account of the Xinqingfang Project supervised by Cube, which will be regarded as complying with the index.

If in any phase the development index or the index of sales cash inflow under Clause 3.2(1) is not met, unless Cube and Tsining agree on other conditions to the satisfaction of Cube, Cube will have the right to supervise and manage the banking account of Junjingyuan Third Phase.

(3)	The monthly cash outflow of the Xinqingfang Project during its development process shall not exceed the following budgets:

Time and Place	Cash Expenditure Budget (RMB)	Usage
December 2011 to January 2012	RMB 230 million	Used for payment of land
The First Quarter of 2012	RMB 30 million	Used for payment of initial cost of project, project funds and other relevant costs
The Second Quarter of 2012	RMB 40 million
July 2012 to August 2012	RMB 10 million

The above budgets are based on the following assumptions: (a) land-transferring fees to be paid shall be no more than RMB 230 million; if they exceed that, the above budgets can increase accordingly; (b) land-transferring fees and/or transaction bonds began to be paid in December 2011; if the time is delayed, the budget schedule would also be delayed accordingly; (c) the project will be pre-sold starting June 2012; if the presale is conducted ahead of schedule, Cube can negotiate with Tsining to adjust the budget. The above data can be further adjusted if both parties agree.

(4)	The monthly lowest price and the monthly average price of Xinqingfang Project shall not be lower than those listed in the table below:

Type of Property	The Monthly Lowest Price/RMB	Monthly Average Price/RMB
Ordinary Residence	6,000	7,000
Small Apartment (blank)	6,000	7,000
Shop on Ground Floor	12,000	15,000
Commercial Plaza	18,000	21,000

If any pre-sale (or sale) price is lower than the above ones, Tsining must notify Cube ahead of time and obtain approval from Cube.

(5)	Since the “Xi’an Baqiao A and Baqiao B Project” stipulated previously by the two parties in the Financing Transaction Documents is no longer applicable, except otherwise provided by this Agreement, Cube agrees that Tsining should continue monitoring the inflow and outflow of capital of Xinqingfang Project in accordance with the capital supervision measures stipulated in the Capital Supervision Agreement signed on 12 (month) 6 (day) 2011 by the two parties. In the Capital Supervision Agreement, “Xi’an Baqiao A and Baqiao B Project” will be replaced as Xinqingfang Project.

(6)	According to the requirements of Cube, Tsining agrees to maintain appropriate insurance for the in-progress constructions of the Xinqingfang Project.

3.3	Tsining hereby agrees that after this Agreement goes into effect until Tsining repays all the loans and related costs, Tsining will observe and satisfy the following unless the prior written consent of Cube is first obtained:

(1)	Tsining agrees that when it issues and distributes documents (including the formal reports, notices, statements, etc.) relating to Xinqingfang Project to its shareholders, it will send a copy of these documents to Cube.

(2)	After signing this Agreement, Tsining shall provide Cube the following files:

a)	Within the Entrust Loan period, before the 15th of each month, Tsining shall submit to Cube the previous month’s bank statements of the jointly managed account and bank statements from other bank accounts of Tsining;

b)	Before the 15th of each month, Tsining shall submit to Cube the previous month’s unaudited financial statements;

c)	Tsining shall submit to Cube the weekly sale and operation information of Xinqingfang Project after sales begin.

(3)	If any of the following circumstances occur, Tsining must give Cube advance written notice in and obtain Cube’s approval:

a)	If any expenditure of Tsining’s will exceed RMB 1,000,000 and is not included in the originally agreed upon budget;

b)	If Tsining’s monthly spending will exceed RMB 3,000,000.

In this clause, concerning the items for which Tsining must obtain prior written consent of Cube, Cube shall reply to Tsining within three (3) business days after Tsining submits a written notice (including emails). If such response time exceeds three (3) business days, this shall be considered as the tacit approval of Cube.

3.4	Tsining and its affiliates agree, except otherwise provided by this Agreement, that Tsining and its affiliates will continue to observe and fulfill all the stipulations in the Financing Transaction Documents.

Article 4: Entrusted Loan’s Extension

4.1	Cube agrees to extend the Entrusted Loan by six (6) months upon its expiration date of 27th January, 2012.

4.2	Tsining shall pay Cube consulting fee for the extension period on the date Tsining receives a written document in which the Bank agrees to give an extension for the loan, which is 6.8% of the loan in the extension period.

4.3	During the extension period of the Entrusted Loan, the monthly interest shall stay the same.

Article 5: Termination of The Financing Transaction

5.1	After signing this Agreement, Cube shall have right to terminate this financing transaction in the following circumstances:

(1)	Subject to a written waiver by Cube, the security described in Clause 2.1 (1) to Clause 2.1 (3) of this Agreement cannot be satisfied on January 31, 2012;

(2)	Subject to a written waiver by Cube, Tsining fails to acquire the land needed for this project, or is unable to acquire such land before March 31, 2012;

(3)	Cube has the right to terminate to terminate this transaction when there are conditions that are due to the fault of Tsining as described in laws, regulations, this Agreement, or the financing transaction documents.

5.2	If Cube terminates this financing transaction according to this provision, then the loan will be due immediately, Cube and/or the bank shall have right to demand Tsining to pay back all the loans, all the interest and fees, and also pay the penalties for breach of contract according to following, whichever is higher:

(1)	20% of total amount of the loans issued by the bank; or

(2)	0.0015% for each day of total amount of the loans, starting from the date of the issuance of loans to the date of repayment of all the loans. Any fees paid by Tsining to Cube concerning this financing transaction will not be returned.

In addition, Cube shall have right to demand guarantees that Tsining will bear liabilities.

Article 6 Other Arrangements

6.1	The governing law and resolution of dispute provisions of the Project Financing Agreement shall also apply to this Agreement.

6.2	This Agreement is the amendment and supplement to the financing transaction documents. In case any arrangements in the financing transaction documents and relevant contracts or materials are different from those in this supplementary agreement, this Agreement shall prevail.

6.3	This Agreement and the financing transaction documents shall have the same legal effect. Tsining shall be considered to have breached the contract if it violates the arrangements in this Agreement, Cube shall have right to take proper action to protect its rights and interests according to the financing transaction documents and this Agreement, including, but not limited to, announcing that the loan will be terminated before its due date, and demanding Tsining and other parties to bear reasonable liabilities.

6.4	This Agreement shall become effective after the affixation of the signatures of each party’s authorized representatives in six copies, each party having three copies with equal legal validity.

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Tianjin Cube Xindao Equity Investment Fund Partnership (LLP) (Seal)

Tianjin Cube Xinde Equity Investment Fund Partnership (LLP)

Tianjin Cube Xinren Equity Investment Fund Partnership (LLP)

Tianjin Cube Xinyi Equity Investment Fund Partnership (LLP)

Signature of the Authorized Representative: /s/ Authorized Person

Name: Authorized Person

Title: Authorized Person

Tsining Housing Development Co., Ltd.                                                        (Seal)

Signature of the Authorized Representative: /s/ Authorized Person

Name: Authorized Person

Title: Authorized Person

Clever Advance Limited                                                                                  (Seal)

Signature of the Authorized Representative: /s/ Authorized Person

Name: Authorized Person

Title: Authorized Person

Signature Page to Supplemental Agreement to the Project Financing Agreement

Exhibit A: List of the Additional Collateral

No.	Project	Address	Room No.	Floor	Area	Nature of Property	No. of Property Ownership Certificate	Owner
1	Xinxing Mason	No. 88 Jianguo Rd, Beilin District	9-30201	2	277.03	Commercial	112510808IV-52-9-30201	Tsining Housing Development Co., Ltd.
2	Xinxing Mason	No. 88 Jianguo Rd, Beilin District	9-30711	7	776.20	Commercial	112510808IV-52-9-30711	Tsining Housing Development Co., Ltd.
Sub-total					2,053.23
3	Xinqingfang	No. 66 Huzhu Rd, Beilin District	26	1	1,915.32	Industrial Factory	N/A	Tianma Machinery Factory
4	Xinqingfang	No. 66 Huzhu Rd, Beilin District	1	4	3,488.32	Industrial Factory	N/A	Tianma Machinery Factory
5	Xinqingfang	No. 66 Huzhu Rd, Beilin District	113	2	1,472.04	Industrial Factory	N/A	Tianma Machinery Factory
6	Xinqingfang	No. 66 Huzhu Rd, Beilin District	6	2	2,406.48	Industrial Factory	N/A	Tianma Machinery Factory
7	Xinqingfang	No. 66 Huzhu Rd, Beilin District	5	2	6,073.45	Industrial Factory	N/A	Tianma Machinery Factory
8	Xinqingfang	No. 66 Huzhu Rd, Beilin District	7	2	996.18	Industrial Factory	N/A	Tianma Machinery Factory
Sub-total					16,351.79
9	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11108	11	123.18	Residential	1150110019-4-12-11108~1	Shaanxi Xinxing Construction Project Co., Ltd
10	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11109	11	56.79	Residential	1150110019-4-12-11109~1	Shaanxi Xinxing Construction Project Co., Ltd
11	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11111	11	56.10	Residential	1150110019-4-12-11111~1	Shaanxi Xinxing Construction Project Co., Ltd
12	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11112	11	56.43	Residential	1150110019-4-12-11112~1	Shaanxi Xinxing Construction Project Co., Ltd
13	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11113	11	56.43	Residential	1150110019-4-12-11113~1	Shaanxi Xinxing Construction Project Co., Ltd
14	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11115	11	55.23	Residential	1150110019-4-12-11115~1	Shaanxi Xinxing Construction Project Co., Ltd
15	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11120	11	54.85	Residential	1150110019-4-12-11120~1	Shaanxi Xinxing Construction Project Co., Ltd

16	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11118	11	55.15	Residential	1150110019-4-12-11118~1	Shaanxi Xinxing Construction Project Co., Ltd
17	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11208	12	123.18	Residential	1150110019-4-12-11208~1	Shaanxi Xinxing Construction Project Co., Ltd
18	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11209	12	56.79	Residential	1150110019-4-12-11209~1	Shaanxi Xinxing Construction Project Co., Ltd
19	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11210	12	56.79	Residential	1150110019-4-12-11210~1	Shaanxi Xinxing Construction Project Co., Ltd
20	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11212	12	56.43	Residential	1150110019-4-12-11212~1	Shaanxi Xinxing Construction Project Co., Ltd
21	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11219	12	55.15	Residential	1150110019-4-12-11219~1	Shaanxi Xinxing Construction Project Co., Ltd
22	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11211	12	56.10	Residential	1150110019-4-12-11211~1	Shaanxi Xinxing Construction Project Co., Ltd
23	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11213	12	56.43	Residential	1150110019-4-12-11213~1	Shaanxi Xinxing Construction Project Co., Ltd
24	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11214	12	54.46	Residential	1150110019-4-12-11214~1	Shaanxi Xinxing Construction Project Co., Ltd
25	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11215	12	55.23	Residential	1150110019-4-12-11215~1	Shaanxi Xinxing Construction Project Co., Ltd
26	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11216	12	53.79	Residential	1150110019-4-12-11216~1	Shaanxi Xinxing Construction Project Co., Ltd
27	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11217	12	55.15	Residential	1150110019-4-12-11217~1	Shaanxi Xinxing Construction Project Co., Ltd
28	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11218	12	55.15	Residential	1150110019-4-12-11218~1	Shaanxi Xinxing Construction Project Co., Ltd
29	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11220	12	54.85	Residential	1150110019-4-12-11220~1	Shaanxi Xinxing Construction Project Co., Ltd
30	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11110	11	56.79	Residential	1150110019-4-12-11110~1	Shaanxi Xinxing Construction Project Co., Ltd
31	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11114	11	54.46	Residential	1150110019-4-12-11114~1	Shaanxi Xinxing Construction Project Co., Ltd

32	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11116	11	53.79	Residential	1150110019-4-12-11116~1	Shaanxi Xinxing Construction Project Co., Ltd
33	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11117	11	55.15	Residential	1150110019-4-12-11117~1	Shaanxi Xinxing Construction Project Co., Ltd
34	Junjingyuan	No. 369 Jinhua North Rd, Xincheng District	12-11119	11	55.15	Residential	1150110019-4-12-11119~1	Shaanxi Xinxing Construction Project Co., Ltd
Sub-total					1,579.00
Total					19,984.02

Exhibit 2: Form of Letter of Confirmation by Guarantor

Letter of Confirmation of Security

The Letter of Confirmation is made and entered into by and among following parties on [......], 201_:

(1)	Shanxi Xinxing Construction Project Co., Ltd. (“Xinxing Construction”) is a limited liability company duly incorporated and legally existing under the laws of China, with its address at No. 88, Jianguo Road, Xi’an City.

(2)	Xi’an Xindadi Development Co., Ltd. (“Xindadi”) is a limited liability company duly incorporated and legally existing under the laws of China, with its address at No. 9, Baqiao Park West Road, Baqiao District, Xi’an City.

(3)	Xi’an Xinxing Property Management Co., Ltd. (“Xinxing Property”) is a limited liability company duly incorporated and legally existing under the laws of China, with its address at Room 501, Fifth Floor, No.6 Xinxing Hanyuan, Youyi East Road, Beilin District, Xi’an City.

(4)	Wayfast Holdings Limited (“Wayfast Holdings”) is a limited liability company duly incorporated and legally existing under the laws of British Virgin Islands.

(5)	China Housing and Land Development Inc. (“China Housing”) is a limited liability company duly incorporated and legally existing under the laws of United States.

(6)	Pingji LU, a Chinese citizen.

(Each of the above parties shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.)

Whereas:

1)	With regard to the financing matters of Xi’an Baqiao A and Baqiao B Project (the “Financing”), Tianjin Cube Xindao Equity Investment Fund Partnership (LLP), Tianjin Cube Xinde Equity Investment Fund Partnership (LLP), Tianjin Cube Xinren Equity Investment Fund Partnership (LLP) and Tianjin Cube Xinyi Equity Investment Fund Partnership (LLP) (the “Cube” collectively) has executed the Project Financing Agreement as well as other relative agreements and legal documents (the “Financing Transaction Documents”) with Tsining Housing Development Co., Ltd. (the “Tsining”), and has already disbursed the entrustment loan totaling RMB 200,000,000 (the “Entrustment Loan”) to Tsining via China Construction Bank Shanxi Branch (the “Bank”);

Each party has provided the mortgage, pledge or guarantee to the Financing respectively, and has executed the below security agreements or security documents with Cube or the Bank thereby:

a)	The Guarantee Agreement signed between Xinxing Construction and Cube at the date of Month/Date 201_;

b)	The Guarantee Agreement signed between Xindadi and Cube at the date of Month/Date 201_;

c)	Four Equity Pledge Agreements signed respectively between Xinxing Property and Cube at the date of Month/Date 201_;

d)	The Share Charge signed between Wayfast Holdings and Cube at the date of Month/Date 201_;

e)	The Guarantee Agreement and Equity Pledge Agreement signed between China Housing as well as Tsining and Cube at the date of Month/Date 201_;

f)	The Entrustment Loan Guarantee Agreement signed between Pingji LU and Cube at the date of Month/Date 201_.

(The below security agreements or security documents shall be hereinafter referred to as “Security Documents” collectively )

During the process of performing the Project Financing Agreement, the Supplemental Agreement to the Project Financing Agreement (the “Supplemental Agreement”) is made and entered into by and between Cube and Tsining at the date of Month/Date 201_.

In order to clarify the security liabilities provided by each party to Cube for Xining, each party represents and warrants that:

1)	Each party understands and confirms that the Supplemental Agreement is made and entered into by and between Cube and Tsining at the date of Month/Date 201_. Each party is aware of and consent to the Supplemental Agreement signed by Tsining. In particular, each party agrees that Cube provide a six-month extension to the loan of Tsining on the basis of the original loan term.

2)	The parties consent to continuously secure the obligations under the Financing Transaction Documents and the Supplemental Agreement for Tsining. If there are amendments or supplements to the terms of the Security Documents that have been signed by one party or the parties, one party or the parties shall be liable to the terms that have been amended or supplemented. Particularly, regarding the joint and severable guarantee liabilities borne by each party pursuant to the Security Documents, the parties agree that the term of guarantee shall be two years from the expiration date after the six (6) month extension of the loan term.

3)	This Letter of Confirmation shall become effective on the date of execution.

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Shanxi Xinxing Construction Project Co., Ltd.     (Seal)

By Authorized Agent

Xi’an Xindadi Development Co., Ltd.                    (Seal)

By Authorized Agent

Xi’an Xinxing Property Management Co., Ltd. (Seal)

By Authorized Agent

Wayfast Holdings Limited                                         (Seal)

By Authorized Agent

China Housing and Land Development Inc.        (Seal)

By Authorized Agent

Pingji LU

Signature: _______________________

Signature Page of the Letter of Confirmation of Security